POWER OF ATTORNEY

 	Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Daniel Meaney and David C. Benoit, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute, acknowledge, deliver, and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Connecticut Water Service, Inc., a Connecticut corporation(the "Company"), with the United States Securities and Exchange Commission, any national securities exchanges and the the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, as amended from time to time (the "Exchange Act");

(2)	seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for an on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1) this Power of Attorney authorizes, but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2) any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3) neither the Company nor such attorney-in-fact assumes (i) any liabilitity for the undersigned's responsibility to comply withthe requirements of the Exchange Act, (ii)any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or appropriate to be done in about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact, or on behalf of the undersgined, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorneys-in-fact.





					/s/ Eric W. Thornburg - Signature
STATE OF CONNECTICUT

COUNTY OF MIDDLESEX

On this 8th day of May 2007, Eric W. Thornburg personally appeared before me and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Michele G. DiAcri, Notary Public

My commission expires:  10/31/08